Exhibit 99.3

DTE Energy Board of Directors Declares Spin-Off Dividend of DT Midstream Shares

“When-issued” trading expected to begin on or about June 17, 2021

Record date for distribution of DT Midstream shares will be June 18, 2021

Distribution date for DT Midstream shares anticipated to be July 1, 2021

DETROIT, June 04, 2021 — DTE Energy (NYSE:DTE) today announced that its Board of Directors has declared a pro rata dividend of the outstanding shares of DT Midstream common stock, to be distributed at 12:01 a.m. ET on July 1, 2021, to DTE’s shareholders of record as of 5:00 p.m. ET on June 18, 2021, the record date for the distribution. The distribution is subject to the satisfaction or waiver of certain conditions.

As previously announced, DTE shareholders will retain their current shares of DTE Energy common stock and, on the distribution date, each DTE shareholder will also receive, for every two shares of DTE common stock owned as of the record date, a distribution of one share of DT Midstream common stock. Fractional shares of DT Midstream common stock will not be distributed to DTE shareholders. Instead, the fractional shares of DT Midstream common stock will be aggregated and sold in the open market, with the net proceeds distributed pro rata in cash payments to DTE shareholders who would otherwise receive a fractional share of DT Midstream common stock.

No action or payment is required by DTE shareholders to receive the shares of DT Midstream common stock or cash in lieu of fractional shares. An Information Statement containing details regarding the distribution of the shares of DT Midstream common stock, DT Midstream’s business and management following the spin-off and other information regarding the spin-off will be made available to DTE shareholders prior to the distribution date.

For U.S. federal income tax purposes, DTE’s U.S. shareholders (other than those subject to special rules) generally should not recognize gain or loss as a result of the distribution of DT Midstream shares, except with respect to cash received in lieu of fractional shares. DTE shareholders are urged to consult with their tax advisors with respect to the U.S. federal, state and local or foreign tax consequences, as applicable, of the spin-off.

“Today’s announcement marks another important milestone toward completing the planned spin-off of DTE’s non-utility Midstream business,” said Jerry Norcia, DTE Energy president and CEO.

“Following the separation, DTE will be a best-in-class predominantly pure-play utility that is well positioned to continue delivering clean, safe, reliable and affordable energy and significant value creation,” Norcia continued. “DT Midstream will also be poised for success and value creation with numerous growth opportunities as a premier, independent midstream company with assets in premium basins connected to major demand markets.”

Beginning on or about June 17, 2021 and continuing until, but not including, the distribution date, it is expected that DT Midstream common stock will trade on a “when-issued” basis on the NYSE under the ticker symbol “DTM WI.” On Wednesday, June 30, 2021, when-issued trading of DT Midstream common stock will end and on Thursday, July 1, 2021, DT Midstream common stock will begin trading “regular way” on the NYSE under the ticker symbol “DTM.” DTE will continue to trade on the NYSE under the ticker symbol “DTE”.

Also beginning on or about June 17, 2021 and continuing until, but not including, the distribution date, it is expected that there will be two markets in DTE Energy common stock. DTE Energy shares that trade in the “regular way” market under the symbol “DTE” will trade with an entitlement to shares of DT Midstream common stock to be distributed pursuant to the distribution. DTE Energy shares that trade in the “ex-distribution” market under the symbol “DTE WI” will trade without an entitlement to shares of DT Midstream common stock. DTE shareholders who sell their shares in the “regular way” market before the distribution date, will also be selling their entitlement to receive DT Midstream common shares in the distribution. Investors are encouraged to consult with their financial advisors regarding the specific implications of buying or selling DTE Energy common stock on or before the distribution date.

About DTE Energy

DTE Energy (NYSE: DTE) is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. Its operating units include an electric company serving 2.2 million customers in Southeast Michigan and a natural gas company serving 1.3 million customers in Michigan. The DTE portfolio includes energy businesses focused on power and industrial projects; renewable natural gas; natural gas pipelines, gathering and storage; and energy marketing and trading. As an environmental leader, DTE utility operations will reduce carbon dioxide and methane emissions by more than 80 percent by 2040 to produce cleaner energy while keeping it safe, reliable and affordable. DTE Electric, DTE Gas and DTE Midstream aspire to achieve net zero carbon and greenhouse gas emissions by 2050. DTE is committed to serving with its energy through volunteerism, education and employment initiatives, philanthropy and economic progress. Information about DTE is available at dteenergy.com, empoweringmichigan.com, twitter.com/dte_energy and facebook.com.

About DT Midstream

DT Midstream is an owner, operator and developer of natural gas midstream interstate and intrastate pipelines; storage and gathering systems; and compression, treatment and surface facilities. We provide clean, natural gas to gas and electric utilities, power plants, marketers, large industrial customers and energy producers across the Southern, Northeastern and Midwestern United States and into Canada. DT Midstream provides a comprehensive, wellhead-to-market array of services, including natural gas transportation, storage and gathering.

Forward looking statement

The information contained herein is as of the date of this release. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this release as a result of new information or future events or developments. Words such as “anticipate,” “believe,” “expect,” “may,” “could,” “projected,” “aspiration,” “plans,” “target,” and “goals” signify forward-looking statements.

Forward-looking statements are not guarantees of future results and conditions but rather are subject to various assumptions, risks and uncertainties. This release contains forward-looking statements about DTE Energy’s and DT Midstream’s estimates of future prospects, and actual results may differ materially. This release contains forward-looking statements about DTE Energy’s intent to spin-off DT Midstream and DTE Energy’s preliminary strategic, operational and financial considerations related thereto. The statements with respect to the separation transaction are preliminary in nature and subject to change as additional information becomes available. The separation transaction will be subject to the satisfaction of a number of conditions and there is no assurance that such separation transaction will in fact occur. Many factors impact forward-looking statements including, but not limited to, the following: risks related to the spinoff of DT Midstream, including that the process of completing the transaction could disrupt or adversely affect the consolidated or separate businesses, results of operations and financial condition, that the transaction may not achieve some or all of any anticipated benefits with respect to either business, and that the transaction may not be completed in accordance with DTE Energy’s expected plans or anticipated timelines, or at all; the duration and impact of the COVID-19 pandemic on DTE Energy and customers, impact of regulation by the EPA, the EGLE, the FERC, the MPSC, the NRC, and for DTE Energy, the CFTC and CARB, as well as other applicable governmental proceedings and regulations, including any associated impact on rate structures; the amount and timing of cost recovery allowed as a result of regulatory proceedings, related appeals, or new legislation, including legislative amendments and retail access programs; economic conditions and population changes in our geographic area resulting in changes in demand, customer conservation, and thefts of electricity and, for DTE Energy, natural gas; the operational failure of electric or gas distribution systems or infrastructure; impact of volatility of prices in the oil and gas markets on DTE Energy’s gas storage and pipelines operations and the volatility in the short-term natural gas storage markets impacting third-party storage revenues related to DTE Energy; impact of volatility in prices in the international steel markets on DTE Energy’s power and industrial projects operations; the risk of a major safety incident; environmental issues, laws, regulations, and the increasing costs of remediation and compliance, including actual and potential new federal and state requirements; the cost of protecting assets against, or damage due to, cyber incidents and terrorism; health, safety, financial, environmental, and regulatory risks associated with ownership and operation of nuclear facilities; volatility in commodity markets, deviations in weather, and related risks impacting the results of DTE Energy’s energy trading operations; changes in the cost and availability of coal and other raw materials, purchased power, and natural gas; advances in technology that produce power, store power or reduce power consumption; changes in the financial condition of significant customers and strategic partners; the potential for losses on investments, including nuclear decommissioning and benefit plan assets and the related increases in future expense and contributions; access to capital markets and the results of other financing efforts which can be affected by credit agency ratings; instability in capital markets which could impact availability of short and long-term financing; the timing and extent of changes in interest rates; the level of borrowings; the potential for increased costs or delays in completion of significant capital projects; changes in, and application of, federal, state, and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings, and audits;

the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers; unplanned outages; employee relations and the impact of collective bargaining agreements; the availability, cost, coverage, and terms of insurance and stability of insurance providers; cost reduction efforts and the maximization of plant and distribution system performance; the effects of competition; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy, and other business issues; contract disputes, binding arbitration, litigation, and related appeals; and the risks discussed in DTE Energy’s public filings with the Securities and Exchange Commission. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. This document should also be read in conjunction with the Forward-Looking Statements section of the joint DTE Energy and DTE Electric 2020 Form 10-K and 2021 Form 10-Q (which sections are incorporated by reference herein), and in conjunction with other SEC reports filed by DTE Energy and DTE Electric.

For further information, members of the media may call:

Pete Ternes, DTE Energy, 313.235.5555

Michael Raveane, DT Midstream, 313.235.5555

For further information, analysts may call:

Barbara Tuckfield, DTE Energy, 313.235.1018

John Dermody, DTE Energy, 313.235.8750

Todd Lohrmann, DT Midstream, 313.235.3339